EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 1996 appearing on page F-1 of Stage Stores, Inc. (formerly Apparel Retailers, Inc.) Annual Report on Form 10-K for the year ended February 3, 1996. We also consent to the application of such report to the Financial Statement Schedules for the period and two years ended February 3, 1996, which appear on pages S-1 through S-5 of such Annual Report on Form 10-K when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the incorporation by reference of our report dated March 15, 1996, which appears on page F-8 of Amendment No. 4 to Registration Statement (No. 333-5855) on Form S-1 dated October 24, 1996.


PRICE WATERHOUSE LLP
Houston, Texas
November 11, 1996

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